SMART LEAD ENTERPRISES LIMITED

and

VIVA RED COMPANY LIMITED

Business Transfer Agreement

[   ], 2010

TABLE OF CONTENTS

 Business Transfer Agreement

This Business Transfer Agreement (the “Agreement”) is made and entered into by and between the following parties as of July 1, 2010:

(1)
SMART LEAD ENTERPRISES LIMITED (the “Transferor”), a limited liability company duly incorporated and validly existing under the laws of the British Virgin Islands with its address at P.O. Box 3444, Road Town, Tortola, British Virgin Islands; and

(2)
VIVA RED COMPANY LIMITED（the “Transferee”）, a limited liability company duly incorporated and validly existing under the laws of the British Virgin Islands with its address at P.O. Box 3444, Road Town, Tortola, British Virgin Islands;

In this Agreement, the forgoing parties shall be hereinafter referred to as a “Party” respectively, and as the “Parties collectively.

Whereas:
A.   The Transferor is a limited liability company established in the British Virgin Islands, which acquires various licenses of mobile phone game and entertainment product and conducts value-add telecommunication business regarding to mobile phone in Mainland China; The Transferee is wholly owned subsidiary of the transfer;

B.    In order to engage in the proposed transferred business, Party A has executed agreements as follows:
1.
the Mobile Value-add Business (JAVA game, 3G mobile phone game and intelligent 3G mobile phone game platform business ) Cooperation Agreement (“Mobile Value-add Business Cooperation Agreement”) executed with Hunan Internet and Value-add Business Department of China Telecom Corporation Limited on April 29, 2009.

2.
the Game Business Authorization and Agent Agreement of Smart Lead Enterprises Limited.( the “Authorization and Agent Agreement”, together with the Mobile Value-add Business Cooperation Agreement, the “Hunan Contracts”. The detailed content of Hunan Contracts please refer to Exhibit 1 of this Agreement).

C.    The Transferee is a limited liability company incorporated under the laws of British Virgin Islands with its address at P.O. Box 3444, Road Town, Tortola, British Virgin Islands.

The Parties conclude the following terms in accordance with PRC laws and regulations:

Article 1 Definition

1.1   Definition. Except otherwise required by this Agreement, the terms below shall have the following meanings:

(1)    “Business Proposed to be Transferred” means any and all business contemplated under Hunan Contracts

(2)    “Trade Secret” means any technical and commercial information concerning to the businesses proposed to be transferred and all the information relevant hereto.

(3)    “Hunan Contracts”, refer to part B of the Whereas Terms.

(4)    “New Executed Contracts” means the contracts, term sheet and other documents (if any) relevant to the Hunan Contracts or purporting to perform Hunan Contracts , which have been executed or proposed to be executed by and between the transferor and any companies or individuals in Mainland China

(5)    “Intellectual Property” means all the intellectual property regarding to the Businesses Proposed to be Transferred, which has been currently authorized to or proposed to be authorized to the Transferee，including but limited to any game, program, software copyright, platform, domain name and trademark. (only limited to the use right of hn.189gameshop.com in the region of Hunan). The list of Intellectual Property authorized to the Transferee at the date hereof is attached as Exhibit 2 of this Agreement.

(6)    “Year” means fiscal year, from January 1 to December 31 of each year.

(7)    “Security Interests” means any mortgage, pledge, liens, restriction, priority, preemption, rights or interests of the third party, any other security rights and any other similar preemptive arrangements.

(8)    “Force Majeure” means any event unforeseen, unavoidable and beyond the control of the Parties, as a result of which, the Parties are unable to perform all or part of the obligations of this Agreement. Such events includes, but is not limited to earthquake, typhoon, floods, fire, war and other events deem to be a Force Majeure in accordance with international business practices.

(9)    “Affiliate” means with respect to a specific person, partnership, organization or entity directly indirectly (through one or more agent) controlling, controlled by, or under common control with, such Party from time to time. “Control” means ownership of absolute majority shares of more than 50%, or comparative majority shares below 50%, or dominant power trough agreements, director appointment and other non-agreements ways.

(10)  “Mainland China” means domain within the territory of PRC, except for Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

(11)  “Domestic Company” means a domestic limited liability company contractually controlled by a wholly foreign owned enterprise which is established or acquired by the Transferee after execution of this Agreement.

Article 2 Business Transfer

2.1    The Transferor agrees to transfer and deliver to the Transferee, and the Transferee agrees to acquire and accept from the Transferor, the business which is proposed to be transferred, defined by Article 1 and free from any security interests.

2.2   As of the date hereof, except as otherwise provided by this Agreement, the Transferor shall not, directly or indirectly, conduct the Business Proposed to be Transferred and defined by this Agreement in Hunan Province, and shall not execute any relevant contract and conduct any relevant negotiation. Except the executed Hunan Contracts, all the contracts regarding to the Business Proposed to be Transferred (including but not limited to the New Executed Contracts) shall be executed in the name of the Transferee, and the Transferor shall do its best to provide assistant to Transferee. Under the premise of consent by the Transferee, the Transferor can continue to negotiate and contact with relevant cooperation partner with respect to the Business Proposed to be Transferred, however, upon a successful negotiation, the formal business contracts and other documents shall be executed by and between the Transferee and the cooperation partner, and the revenues arising from such business shall belong to the Transferee.

2.3   No Liability: Except Transferee’s prior consent in writing or otherwise provided in this Agreement, the Transferee shall not be responsible for any liabilities arising from the Business Proposed to be Transferred which has existed and occurred before the date hereof. The Transferor shall continue to assume the liabilities regarding to the Business Proposed to be Transferred which has existed and occurred before the date hereof, including but limited to (a) any liabilities, debt, taxes and expenses concerning to the Business Proposed to be Transferred which has existed and occurred before the date hereof; (b) any pending litigation, arbitration , administrative penalty and other legal proceedings relevant to the Business Proposed to be Transferred which has existed and occurred before the date hereof; (c) any claims, liability, obligation, indemnity, loss, judgment , action, litigation, proceeding, arbitration against the Transferee by any third party, arising from the Business Proposed to be Transferred which has existed and occurred before the date hereof; (d) any indemnity claim with respect to the product sold and service provided by the Transferor before the date hereof. In the event of any litigation, arbitration, administrative penalty and other proceedings, or any losses incurred arising from claims against the Transferor by any third party, the Transferee shall inform the Transferor in time and the Transferor shall provide reasonable assistance. The Transferor shall be responsible for responding to litigation, dealing with relevant penalty and legal proceedings, and indemnifying all the losses incurred by the Transferee arising herefrom.

2.4   Further Assurances:  Nevertheless the forgoing provisions, the Transferor agrees to take all the lawful and reasonable actions, after any time of the date hereof, to let the Transferee to enjoy the interests concerning to the Business Proposed to be Transferred subject to this Agreement after the date hereof.

Article 3 Contracts Relevant to Business Proposed to be Transferred

3.1   Hunan Contracts

In order to ensure the continuity of such contracts, concerning to current Hunan Contracts, the Parties agree that parties of Hunan Contracts can temporarily not be changed. The Transferor authorize the Transferee to perform and assume all the obligations of Transferor contemplated under Hunan Contracts, and to enjoy all the rights and interests contemplated under such Contracts. The Transferor shall provide all the necessary assistance and cooperation to realize above interests.

3.2   New Executed Contracts:  The new executed contracts which have been executed by the Transferor or have been executed by any third party authorized by the Transferor before the execution date shall be transferred to the Transferee. After the execution date, upon confirmation of the Transferee, all the New Executed Contracts shall be executed in the name of Transferee, and the Transferor shall provide necessary assistance.

3.3   Revenue of Hunan Contracts: The Parties agree that, as of January 1, 2010, all the revenues arising from Hunan Contracts shall belong to the Transferee. The Transferor shall issue a written notice to the other party within the time limit required by Transferee, requesting the other party to pay any amount that shall be paid after July 1, 2010 directly to the account designated by the Transferee (or shareholders, any other affiliates of the Transferee, or any other third party designated). In the event that the Transferor has issued written notice to client, however, the client still pay such amount to the Transferor (or shareholders, any other affiliates of the Transferor, or any other third party designated), other than the account designated by Transferee, the Transferor has the obligation to instantly inform the Transferee and to pay relevant amount to the account designated by Transferee within 3 business days upon receipt of such sum.

3.4   Further Transfer: The Parties agree and confirm that, in accordance with PRC laws and regulations, the Transferee can, within 90 days after execution date of this Agreement, establish or acquire a wholly foreign owned enterprise in Mainland China as its wholly owned subsidiary, and will contractually control a domestic limited liability company through such subsidiary. Such Domestic Company shall have all the governmental approval, registration, permits, authorization, license.

Article 4 Consideration

4.1   In consideration that the Transferee is the wholly owned subsidiary of the Transferor at the date hereof, the businesses, contracts, employees proposed to be transferred shall be transferred for free and no consideration shall be paid by the Transferee in any form.

4.2   Above consideration shall be transmitted to the account designated by the Transferor within 5 business days of the date hereof.

Article 5 Intellectual Property

5.1   The Parties agree that, all the Intellectual Property (including but not limited to ownership and use right) regarding to the Business Proposed to be Transferred, as now and proposed to be owned and used, including but not limited to any game, program, software copyright, platform, domain name (only limited to the use right of hn.189gameshop.com in the region of Hunan), and trademark, shall be authorized to the Transferee for free, in a reasonable method accepted by the Parties, to be exclusively used in the Business Proposed to be Transferred. The authorization term shall be at least equal to the authorized use term acquired by such Intellectual Property. The Intellectual Property relevant to the Business Proposed to be Transferred, which is currently owned, used, and authorized to be used by the Transferee are completely listed in Exhibit 2 of this Agreement.

5.2   In the event of a failure to use the forgoing Intellectual Property effectively for the reason of the Transferor, or any losses or claims incurred by the Transferee due to an infringement of any third party’s right by such Intellectual Property, any losses arising herefrom shall be assumed by the Transferor.

5.3   The Transfer shall do its best to obtain or promote the Transferee to obtain the ownership of domain name of 189gameshop.com.for 189 website In the event that the Transferor obtains the ownership of such domain name at any time after execution of this Agreement, it shall instantly transfer such ownership to Transferee for free.

Article 6 Representations and Warrants

6.1   Representations and Warrants of the Transferor: the Transferor hereby makes the following representations and warrants to the Transferee at the date hereof:

(1)    The Transferor is duly incorporated and validly existing under the laws of the British Virgin Islands;

(2)    The Transferor has the power to execute this Agreement and perform obligations contemplated hereunder. This Agreement is legally binding to the Transferor upon execution;

(3)   Neither the Transferor’s execution of this Agreement, nor its performance of obligations contemplated hereunder shall violate Articles of Association and other constitutive instruments of the Transferor, or any laws, regulation, rules, authorization or approval of any governmental authority, and shall violate or conflict with any contract or agreement to which it is a party;

(4)   The Transferor has the right to transfer all the ownership, disposition and Intellectual Property of the Business Proposed to be Transferred to the Transferee in accordance with this Agreement.

(5)   Except as otherwise provided in this Agreement, the Transferee shall obtain all the rights, ownership and interests of the Business Proposed to be Transferred after execution of this Agreement. Transferor shall not have any right or interest in the Business Proposed to be Transferred and shall bear its own costs to execute and make (or let other necessary parties to execute and make) all the necessary agreements and instruments, and to take necessary action to obtain all the governmental approvals, so as to ensure the transfer in this Agreement become effective and enforceable.

(6)   There is no event or circumstance which has occurred or is reasonably expected to occur and will have a material adverse effect to the transfer of the Business Proposed to be Transferred and transaction contemplated hereunder.

(7)   The Transferor has complied with, has not violate or been noticed to violate any PRC laws and regulations regarding hereto. None of any governmental authority has taken or initiated any action, proceeding, hearing, investigation, suit, accusing, request, requirement, notice and inquiry with respect to violation of above laws and regulation.

(8)   All the important documents, representations and information owned by the Transferor and relevant to the transactions contemplated hereunder have been fully disclosed to Transferee, and none of the document provided previously to Transferee includes untrue statement of a material fact, or omits to state any material fact; The Transferor warrant that, the documents, representations and information which have material adverse effect to its performance of the obligations contemplated hereunder, or have material adverse effect to the Transferee’s intention to executing this Agreement upon disclose, have been fully disclosed to the Transferee. All the issues disclosed and materials provided by the Transferor are true, complete and accurate in all the material aspects and there is no material untrue or misleading statement.

(9)   Business Proposed to be Transferred shall be transferred without any encumbrance and security interest.

(10)  As of the date hereof, each contract relevant to the Business Proposed to be Transferred: (a) is legitimate, valid, binding and enforceable to the Transferor and other parities of such contracts, and has complete effectiveness in each aspect; (b) there is no default or potential default exists in the Transferor and such contracts, and there is no circumstances which possibly leads to a default, contract termination, amendment or accelerating performance arising from notice or time lapse. There is no circumstance which infringes ownership, Intellectual Property and interests of any third party and leads to any action, suits, proceeding, hearing, investigation, accusing, complaint and other claims; (c) none of a Party intends to repeal or cancel any provision of such contract; and (d) the Transferor has no reason to consider that the provisions and services contemplated under such contract can not be provided or may result in any losses to the Transferor.

(11)  Information attached as Exhibits of this Agreement is true, complete and accurate, and there is no omits and conceal exists.

(12)  In the event of a failure to perform or completely  perform the obligations hereunder by Transferor, or any claims against the Business Proposed to be Transferred after the execution date, which shall be attributable to the reason of Transferor and require the Transferee to pay economic compensation or to take relevant action, the Transferor has the obligation to take corresponding action to eliminate or resolve above circumstances and to indemnify losses incurred by Transferee upon the request of Transferee;

(13)  The Intellectual Property which is owned, used by the Transferor and is authorized to be used by the Transferee, and is relevant to the Business Proposed to be Transferred has not infringed and will not infringe Intellectual Property or interests of any third party; There is no existed, pending or contingent action, suit, proceeding, hearing, investigation , accusing, complaints and claims with respect to the legality, validity, practicable, use right or ownership of the Intellectual Property contemplated hereunder.

(14)  In the event that, at the execution date, there is any existed or contingent liability, security interest, encumbrance, restriction and claims of any third party on the Business Proposed to be Transferred, such liabilities will still be assumed by the Transferor, other than the Transferee, after the execution date.

(15)  The rights and interest which has been used for the Business Proposed to be Transferred, or is essential to normally operating the Business Proposed to be Transferred in the manner materially similar to which before execution date, have been included in the Business Proposed to be Transferred and licensed Intellectual Property;

(16)  Representations and warrants set forth in Article 6.1 shall be interpreted independently and shall not be restricted and exclusded as a result of reference to any other articles hereof or other agreements by and between the Parties.

6.2   Representations and Warrants of the Transferee: Transferee represents and warrants to Transferor as follows:

(1)    The Transferee is duly incorporated and validly existing under the laws of the British Virgin Island;

(2)    The Transferee has the power to execute this Agreement and perform obligations contemplated hereunder. This Agreement is legally binding to the Transferee upon execution;

(3)    Neither the Transferee’s execution of this Agreement, nor its performance of obligations contemplated hereunder shall violate Articles of Association and other constitutive instruments of the Transferee, or any law, regulation, rule, authorization or approval of any governmental authority, and shall violate or conflict with any contract or agreement to which it is a party

(4)    After transfer of Business Proposed to be Transferred to the Transferee subject hereto, the Transferee shall continue to operate such business normally, perform contracts relevant to Business Proposed to be Transferred, use Intellectual Property according to law, and ensure to maintain regular operation of the Business Proposed to be Transferred before transferring such business to Domestic Company.

Article 7 Taxes and Expenses

7.1   The Parties shall respectively bear taxes and expenses regarding to transaction contemplated hereunder and required by laws and regulations.

7.2   The Parties shall respectively bear all the expenses regarding to negotiation, preparation, execution of the Agreement and obtaining required approvals, including expenses paid to legal counsel, interpreter and other professional staff.

Article 8 Liability of Default and Termination

8.1   Liability of Default: In the event one Party breaches this Agreement or otherwise causes the non-performance of this Agreement in part or in whole, the Party shall be liable for such breach and shall indemnify all damages (including litigation and attorneys fees) resulting therefrom.  In the event that the Parties breach this Agreement, each Party shall be liable for its respective breach of contract

Article 9 Confidentiality

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. The Parties shall maintain the confidentiality of all such information, and without the written consent of other Party, either Party shall not disclose any relevant information to any third party, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

Article 10 Indemnity

10.1  The Transferor hereby consents and warrants that, in the event of any claims , liability, obligation, compensation, deficit, judgment, action, suit, proceeding, arbitration, levy, expense and losses (including but not limited to suit expenses and attorney’s fees) incurred by Transferee arising from the Transferor’s violation, false statement, non-performance of and non-compliance with this Agreement (including any Exhibit hereof) or any representation, warrant, covenant, other obligation and provision regarding to Business Proposed to be Transferred and provided in any material, document and information delivered according hereto, the Transferor shall indemnify the Transferee losses arising herefrom and hold harmless the Transferee against such losses.

10.2  The Transferor hereby consents and warrants that, in the event of any claims , liability, obligation, compensation, deficit, judgment, action, suit, proceeding, arbitration, levy, expense and losses (including but not limited to the indemnity expenses, suit expenses and attorney’s fees and other fees assumed and paid by the Transferee), including but not limited to all the absolute or contingent debt, liability and claim which exists, engenders before execution date and is raised at any time, with all the expenses and reasonable attorney’s fees arising herefrom, or a value decrease of the Business Proposed to be Transferred lead by establishment of any encumbrance on the Business Proposed to be Transferred before the execution date, the Transferor shall indemnify the losses arising from above issues.

Article 10 Force Majeure

Any Party of this Agreement shall not be liable for the losses of the other Party as a result of delayed performance of the obligations arising from Force Majeure. In the event of Force Majeure, the Parties shall immediately notify the other Party and issue a document to effectively certify the occurrence of Force Majeure within 15 days of its occurrence. The party suffering from a Force Majeure shall use all reasonable endeavors to minimize the losses of such Force Majeure, otherwise, the enlarged part of losses shall be assumed by such party.

Article 10 Notices

12.1  All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. Each notice shall also be sent by email.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(1)    Notices given by personal delivery, by courier service or by registered mail, shall be deemed effectively given on the date of delivery to the address set forth herein or the date of rejection;

(2)    Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

12.2  For the purpose of notices, the addresses of the Parties are as follows:

Transferor: SMART LEAD ENTERPRISES LIMITED
Address：1B, Golden House, 1 Austin Avenue, Tsim sha tsui, Kowloon, Hong Kong
Phone:  (852) 90278223
Facsimile: (852) 25292999
Attention: Shi Sha Li

Transferee: VIVA RED COMPANY LIMITED
Address: 1B, Golden House, 1 Austin Avenue, Tsim sha tsui, Kowloon, Hong Kong
Phone: (852) 90278223
Facsimile: (852) 25292999
E-mail: Shi Sha Li

Article 13 Miscellaneous

13.1	Governing Law: The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes shall be governed by the laws of PRC

13.2     Disputes Resolution: In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations.  In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then effective arbitration rules.  The arbitration shall be conducted in Beijing and the procedure of which shall be a general procedure other than a summary one.  The arbitration award shall be final and binding on the Parties.

13.3     Entire Agreement: This Agreement referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, which shall substitute all the oral, written, explicit or implied agreements, convention, representation and provision made by the Parties before the date hereof.

13.4     Amendment and Supplement to this Agreement: This Agreement may be amended or supplemented in a written form by the Parties. Such written amendment agreement and/or supplementary agreement executed by the Parties are an integral part of this Agreement, and shall have the same legal validity as this Agreement.

13.5     Waivers: Any behavior of non-exercise or delayed exercise of any rights or remedy provided by this Agreement, amended and supplementary agreement shall not be deemed as a waiver; any single or part exercise of the forgoing rights or remedy shall not hinder further exercise of such rights or remedy.

13.6     Severability: If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby

13.7     Exhibit: The exhibits hereto shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.8     Language and Version: This Agreement shall be written in Chinese language in four copies, each Party having two copies with equal legal validity. Each copy shall be deemed as originals and the same version.

13.9     Effectiveness: This Agreement shall become effective upon the execution of this Agreement by authorized representatives of the Parties as of the date first above written.

The following exhibits shall be an integral part of this Agreement

Exhibit 1：Hunan Contract
Exhibit 2: List of Intellectual Property Authorized to be Used by the Transferee

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Transferor: SMART LEAD ENTERPRISES LIMITED

Signature

Name :

Title :

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Transferee: VIVA RED COMPANY LIMITED

Signature

Name :

Title :

Exhibit 1：Hunan Contracts

Exhibit 2: List of Intellectual Property Authorized to be Used by the Transferee